Exhibit 99.2

SpotX, Inc. and Subsidiaries

Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

SpotX, Inc. and Subsidiaries

Index

For the Years Ended December 31, 2020 and 2019

Page(s)

Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement of Operations and Other Comprehensive Income	3

Consolidated Statement of Changes in Stockholders’ Equity	4

Consolidated Statement of Cash Flows	5

Notes to the Consolidated Financial Statements	6–22

SpotX, Inc. and Subsidiaries

For the Years Ended December 31, 2020 and 2019

Independent Auditors’ Report

The Board of Directors

SpotX, Inc.:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of SpotX, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and other comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SpotX, Inc. and subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Denver, Colorado

March 10, 2021

SpotX, Inc. and Subsidiaries

Consolidated Balance Sheet

As of December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$79,077,119	$34,693,737
Restricted cash	199,364	280,049
Accounts receivable, net	259,581,942	161,514,490
Related party receivable	4,811,482	6,843,742
Lease related party receivable	—	1,050,629
Prepaid expenses and other current assets	2,094,649	4,034,080

Total current assets	345,764,556	208,416,727
Noncurrent assets
Property, plant, and equipment, net	5,907,975	8,985,704
Software and intangible assets, net	21,234,542	16,564,821
Right-of-use assets from operating leases	2,108,914	3,357,056
Right-of-use assets from capital leases	1,799,540	—
Contract assets	767,035	975,380
Investments	2,075,000	—
Deferred tax assets	36,139	25,854

Total assets	379,693,701	238,325,542

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	264,277,218	138,916,007
Related party payable	2,635,697	4,816,970
Accrued payroll and other current liabilities	8,988,966	3,891,359
Right-of-use liabilities from operating leases	1,543,731	1,793,858
Right-of-use liabilities from capital leases	802,784	—
Accrued incentive plan	1,570,993	3,000,000
Related party line-of-credit	—	7,633,996
Income tax payable	6,129,097	1,771,832

Total current liabilities	285,948,486	161,824,022
Noncurrent liabilities
Right-of-use liabilities from operating leases	2,438,590	4,030,054
Right-of-use liabilities from capital leases	1,056,643	—
Deferred tax liabilities	1,652,967	1,036,512

Total liabilities	291,096,686	166,890,588

Stockholders’ equity
Common stock	1,273	1,273
(Par value $0.001, 2,000,000 shares authorized, 1,272,926 shares issued and outstanding)
Additional paid-in capital	26,866,119	26,863,457
Retained earnings	60,628,720	43,387,926
Accumulated other comprehensive income	1,100,903	1,182,298

Total stockholders’ equity	88,597,015	71,434,954

Total liabilities and stockholders’ equity	$379,693,701	$238,325,542

SpotX, Inc. and Subsidiaries

Consolidated Statement of Operations and Other Comprehensive Income

For the years ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
Revenues, net	$171,290,305	$140,545,774
Costs and expenses:
Operating expenses	(124,485,760)	(107,432,523)
Selling, general & administrative expenses	(10,715,566)	(17,514,779)
Depreciation & amortization	(12,575,468)	(10,565,187)
Gain (loss) on sale of assets	(357,184)	2,618,886

Total costs and expenses	(148,133,978)	(132,893,603)

Income from operations	23,156,327	7,652,171

Other expenses:
Interest income (expense)	49,001	(202,273)
Foreign exchange (loss)	(299,529)	(146,988)
Loss on impairment	—	(2,500,000)

Total other expenses	(250,528)	(2,849,261)

Income before income tax expense	22,905,799	4,802,910

Income tax benefit (expense)	(5,665,004)	(1,235,902)
Net income	17,240,795	3,567,008

Foreign currency translation, net of tax	(81,395)	1,476,200
Other comprehensive income	$17,159,400	$5,043,208

SpotX, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholder’s Equity

For the years ended December 31, 2020 and 2019

	Common stock	Additional paid- in capital	Accumulated other comprehensive income	Retained earnings	Total stockholders’ equity
Balances at January 1, 2019	$1,273	$24,695,235	$(293,902)	$39,820,918	$64,223,524

Shareholder loan forgiveness	—	2,168,222	—	—	2,168,222
Net income	—	—	—	3,567,008	3,567,008
Foreign currency translation, net of tax	—	—	1,476,200	—	1,476,200

Balances at December 31, 2019	1,273	26,863,457	1,182,298	43,387,926	71,434,954

Shareholder loan forgiveness	—	2,662	—	—	2,662
Net income	—	—	—	17,240,795	17,240,795
Foreign currency translation, net of tax	—	—	(81,395)	—	(81,395)

Balances at December 31, 2020	$1,273	$26,866,119	$1,100,903	$60,628,720	$88,597,015

SpotX, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

For the years ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$17,240,795	$3,567,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,575,468	10,565,187
Bad debt expense (recovery)	(85,827)	226,319
(Gain) loss on disposal of assets	357,184	(2,618,886)
Deferred income tax expense (benefit)	606,170	(412,390)
Impairment of investment in associates	—	2,500,000
Change in operating assets and liabilities:
Change in operating right-of-use assets and liabilities	(593,449)	(615,252)
Accounts receivable, gross	(97,981,625)	(24,446,288)
Related party receivables	2,032,260	(418,550)
Prepaid expenses	1,939,431	(1,904,842)
Other non-current assets	208,345	(117,934)
Accounts payable	125,361,211	26,246,561
Related party payable	(2,181,273)	(2,060,463)
Accrued payroll and other	9,454,871	1,001,176
Accrued incentive plan	(1,429,007)	(20,456)
Other	(81,395)	1,476,200

Net cash provided by (used in) operating activities	67,423,159	12,967,390

Cash flow from investing activities:
Purchases of property and equipment	(1,092,431)	(3,599,879)
Capitalized internal use software development costs	(12,946,629)	(12,439,133)
Change in capital right-of-use assets and liabilities	(425,697)	—
Proceeds from sale of asset	—	3,750,000
Investment in Springserve	(2,075,000)	—
Investment in financing leases	1,050,629	1,415,986

Net cash provided by (used in) investing activities:	(15,489,128)	(10,873,026)

Cash flow from financing activities:
Borrowings on line-of-credit	(7,633,996)	7,633,996
Shareholder loan restructuring	2,662	2,168,222

Net cash provided by (used in) financing activities	(7,631,334)	9,802,218

Net increase in cash and cash equivalents	44,302,697	11,896,582

Cash, cash equivalents and restricted cash at beginning of year	34,973,786	23,077,204

Cash, cash equivalents and restricted cash at end of year	$79,276,483	$34,973,786

Supplemental disclosure of cash flow information
Cash paid for interest	$95,755	$481,884
Cash paid for income taxes	$402,774	$1,214,786
Supplemental disclosure of noncash activity
Tenant improvement allowance	$306,435	$306,435
Initial recognition of capital lease assets	$2,285,124	$—

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

1.	Description of Business

SpotX, Inc. (“SpotX” or the “Company”) was formed as a limited liability company (“LLC”) in February 2007. On November 30, 2010 (“Conversion Date”), SpotX converted from an LLC to a Delaware corporation.

SpotX is a proprietary, internally developed video inventory management platform providing premium publishers and broadcasters with monetization tools for desktop, mobile, and connected devices. The platform features modern ad serving and programmatic enablement technology and other monetization tools, including outstream video ad units and solutions for connected TV. SpotX gives publishers the control, transparency, and actionable insights needed to understand buyer behavior, manage access and pricing, and maximize revenue. SpotX Limited (“SpotX UK”) was formed as a private limited company in the United Kingdom in March 2011. SpotX Australia Pty Ltd. was formed as a proprietary company in June 2011. SpotX Singapore Pte. Ltd. was formed as a private company in Singapore in August 2015. SpotX Japan G.K. was formed as a private company in Japan in February 2019. SpotX UK, Singapore, Australia and Japan are wholly owned subsidiaries of SpotX that were formed to market SpotX’s services within Europe, Australia and Asia.

Since 2014, the Company is part of the RTL Group, S.A. (“RTL”), a company domiciled in Luxembourg that is majority-owned by German media conglomerate Bertelsmann SE & Co.

2.	Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these financial statements are set out below.

Basis of Presentation

The consolidated financial statements of the Company as of December 31, 2020 and 2019 have been prepared in accordance with US Generally Accepted Accounting Principles (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, allowances for doubtful accounts, valuation of deferred tax assets, impairment of fixed assets and investments, capitalization of software and right-of-use assets, reserves for employee benefit obligations, accruals, income tax uncertainties, and other contingencies.

Principles of Consolidation

The consolidated financial statements presented herein include SpotX Inc. and its subsidiaries, SpotX UK, SpotX Australia, SpotX Singapore, and SpotX Japan (collectively, the “Company” or the “group”). Subsidiaries are all entities over which SpotX has control. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Associates are all entities over which the Company has significant influence but not control or joint control. This is generally the case where the Company holds between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting, after initially being recognized at cost. SpotX holds a 7.8% stake in Vemba, and, because it exercises significant influence over Vemba through Board representation, SpotX accounts for the investment using the equity method.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

Items included in the consolidated financial statements of each of the Company’s subsidiaries are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s presentation currency.

Equity Method

Under the equity method of accounting, investments are initially recognized at cost and adjusted thereafter to recognize the Company’s share of the post-acquisition profits or losses of the investee in profit or loss, and the Company’s share of movements in other comprehensive income of the investee in other comprehensive income. Dividends received or receivable from associates and joint ventures are recognized as a reduction in the carrying amount of the investment.

When the Company’s share of losses in an equity-accounted investment equals or exceeds its interest in the entity, including any other unsecured long-term receivables, the Company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the other entity.

Transactions between the Company and its associates and joint ventures are eliminated to the extent of the Company’s interest in these entities. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the institutions with which it does business. As of the balance sheet date, and periodically throughout the year, the Company maintained balances in various operating accounts in excess of federally insured limits.

Restricted Cash

The Company classifies restricted cash as balances pledged as collateral for letters of credit issued by its bank to lessors.

Accounts Receivable

Trade receivables are amounts due from customers for services performed in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Collection of all trade receivables are expected in one year or less, and as such they are classified as current assets. Losses on trade receivables are recognized when there is current or expected evidence that the Company will not be able to collect all amounts. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments (more than 120 days overdue) are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the amount that is ultimately expected to be collected. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognized in the income statement. When a trade receivable is uncollectible, it is written off against the allowance account for trade accounts.

Although the Company acts as an agent for programmatic and SXB, because SpotX handles the billings and collections, the gross billings are recorded as accounts receivable. The account receivable related to ad serving activity for which SpotX bills and remits on behalf of publishers (SXB) for the years ended December 31, 2020 and 2019 was $130,080,113 and $82,709,854, respectively.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

Accounts Payable

Accounts payable are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Although the Company acts as an agent for programmatic and SXB, the gross amounts due to publishers that provide the digital ad inventory are recorded as accounts payable. The account payable related to ad serving activity for which SpotX bills and remits on behalf of publishers (SXB) for the years ended December 31, 2020 and 2019 was $135,740,779 and $80,818,127, respectively.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers throughout the world. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

As of and during the year ended December 31, 2020, three customers accounted for 54% of total outstanding receivables and 23% of total revenues for the year then ended. As of and during the year ended December 31, 2019, three customers accounted for 49% of total outstanding receivables and 22% of total 2019 revenues.

Accounts receivable are summarized as follows:

	December 31,	December 31,
	2020	2019
Accounts receivable	$260,022,434	$162,040,809
Allowance for doubtful accounts	(440,492)	(526,319)

	$259,581,942	$161,514,490

Foreign Exchange Risk

The Company operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the Australian dollar, Canadian dollar, Euros, Pound Sterling, Japanese Yen, Singaporean dollar and Indian Rupees. Foreign exchange risk arises from commercial transactions, recognized assets and liabilities, and net investments in foreign operations that are denominated in a currency that is not the Company’s functional currency.

The Company hedges foreign currency risk for their trade receivables in Euros. The Company has chosen not to enter into forward contracts to hedge the other foreign currency risk, as it does not believe its risk is significant given the relatively short collection cycles.

Property and Equipment

Property and equipment consist of computer equipment and office furniture and equipment and is stated at historical cost less depreciation. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Depreciation is calculated utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to seven years.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

Software Development Costs

Costs associated with maintaining computer software programs are recognized as an expense as incurred. Development costs that are directly attributable to the design and testing of identifiable and unique software products of the Company are recognized as intangible assets. The accounting policy for Internal-Use-Software includes the following:

(1) preliminary project costs are expensed as incurred; (2) costs associated with the development of the application are to be capitalized; and (3) costs associated with the post implementation operation of the software shall be expensed as incurred. In addition, the costs for all upgrades and enhancements to the originally developed software may be capitalized if additional functionality is added.

Accordingly, SpotX capitalizes certain software development costs, including the costs to develop new solutions or significant enhancements to existing solutions, which are developed or obtained for internal use. SpotX capitalizes software development costs when application development begins, it is probable that the project will be completed, and the software will be used as intended. Such capitalized costs are amortized on a straight line basis over the estimated useful life of the related asset, which is generally three years. Capitalized costs are written off for solutions that are no longer used. Costs associated with preliminary project stage activities, training, maintenance, and all post implementation stage activities are expensed as incurred.

The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Other development expenditures that do not meet these criteria are recognized as an expense as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period. The capitalized software development cost as of December 31, 2020 and 2019 was $21,234,542 and $16,564,821, respectively.

Impairment of Long-lived assets

Long-lived assets, such as property, plant, and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value less costs to sell. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Leases

The Company accounts for leases in accordance with Accounting Standards Codification (ASC) Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term and (3) lease payments.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

•

ASC Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

•

The lease term for all of the Company’s leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

•	Lease payments included in the measurement of the lease liability comprise of the following:

•

Fixed payments, including in-substance fixed payments, owed over the lease term (which includes termination penalties the Company would owe if the lease term assumes Company exercise of a termination option);

•	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

•	Amounts expected to be payable under a Company-provided residual value guarantee; and

•	The exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Variable lease payments associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed occurs. Variable lease payments are presented as operating expense in the Company’s combined statements of income in the same line item as expense arising from fixed lease payments (operating leases) or amortization of the ROU asset (finance leases).

ROU assets for operating are periodically reduced by impairment losses. The Company uses the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

The Company’s leases generally include non-lease maintenance services (i.e. equipment maintenance or common area maintenance). The Company allocates the consideration in the contract to the lease and non-lease maintenance component based on each component’s relative standalone price. The Company determines stand-alone prices for the lease components based on the prices for which other lessors lease similar assets on a stand-alone basis. The Company determines stand-alone prices for the non-lease components (i.e. maintenance services) based on the prices that several suppliers charge for maintenance services for similar assets on a stand-alone basis. If observable standalone prices are not readily available, the Company estimates the stand-alone prices maximizing the use of observable information. For leases of office equipment, the Company has elected the practical expedient to account for the lease and non-lease maintenance components as a single lease component. Therefore, for those leases, the lease payments used to measure the lease liability include all of the fixed consideration in the contract.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, prepaids, accounts payable, and accrued expenses, approximated fair value as of December 31, 2020 and 2019.

Fair Value Accounting

The Company accounts for certain assets and liabilities that are required to be recorded at fair value on a recurring basis under a framework for measuring fair value that requires enhanced disclosures about fair value measurements. This framework requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped based on significant levels of inputs as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities;

Level 2	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Assets measured at fair value based on a recurring basis consist of a foreign currency hedge at December 31, 2020 and 2019 of $2,093 and $1,537, respectively which is included in other current assets.

Revenue Recognition

The Company generates revenue from the purchase and sale of digital advertising inventory through its marketplace. Digital advertising inventory is created when consumers access sellers’ (publishers’) content. Sellers provide digital advertising inventory to the Company’s platform in the form of advertising requests, or ad requests. When the Company receives ad requests from sellers, it sends bid requests to buyers, which enable buyers to bid on sellers’ digital advertising inventory. Winning bids create advertising, or paid impressions, for the seller to present to the consumer.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

The total volume of spending between buyers and sellers on the Company’s platform is referred to as advertising spend. The Company keeps a percentage of that advertising spend as a revenue share, and remits the remainder to the seller. The revenue share that the Company retains from the gross advertising spend on its platform is generally recognized as revenue with the exception of spend generated through the managed services channel which is recognized on a gross basis. The revenue share earned on each transaction is based on the pre-existing agreement with the seller and the clearing price of the winning bid. The Company recognizes revenue upon fulfillment of its performance obligation to a client, which occurs at the point in time an ad renders and is counted as a paid impression, subject to a contract existing with the client and a fixed or determinable transaction price. Performance obligations for all transactions are satisfied, and the corresponding revenue is recognized, at a distinct point in time; the Company has no arrangements with multiple performance obligations. The Company considers the following when determining if a contract exists (i) contract approval by all parties, (ii) identification of each party’s rights regarding the goods or services to be transferred, (iii) specified payment terms, (iv) commercial substance of the contract, and (v) collectability of substantially all of the consideration is probable.

The Company evaluates whether it acts as the principal in the purchase and sale of digital advertising inventory to determine whether revenue should be reported on a gross or net basis.

The primary revenue sources of the Company are:

SpotX Programmatic Revenue

The Company contracts with a buyer of digital video advertising to purchase digital video advertising through the Company’s software platform that allows the buyer to directly evaluate and directly purchase or bid on ad opportunities and purchase digital advertising inventory available through the Company’s software platform.

SpotX Managed Services

The Company contracts with a buyer of digital video advertising that wants its or its clients’ video ad campaigns to run on video ad inventory available through the Company’s software platform. The Company then manages the delivery and fulfillment of the campaigns through the Company’s software platform.

SpotX Ad Serving / SXB

Ad Serving revenue is recognized when a Publisher contracts directly with a buyer of digital video advertising to transact digital video advertising through the Company’s software platform that allows the buyer to directly evaluate and directly purchase or bid on ad opportunities and purchase digital advertising inventory available through the Company’s software platform. SXB revenue is recognized when a Publisher contracts directly with a buyer and SpotX also bills, collects, and remit proceeds to the publishers after deducting SpotX’s revenue related to the services.

SpotX Infrastructure and Analytic Fees

For many publishers, SpotX charges a fee for ad calls that are left un-monetized to cover the associated infrastructure costs of such call volume.

SpotX Seat Fees

Certain publishers are charged a monthly fee for access to the data and reporting tools and other support services provided by SpotX

The Company has determined that it acts as the principal for managed services since it has control in establishing prices and control in choosing suppliers to fulfill its buyers’ advertising campaigns. The cost to fill managed service campaigns is not dependent or related to the revenues earned, which results in the Company bearing some economic risks as it relates to fulfilling managed service advertising campaigns. Managed service revenue is therefore reported on a gross basis.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

The Company has determined that it does not act as the principal for programmatic since it does not have control of the digital advertising inventory and does not set prices agreed upon within the auction marketplace, and therefore reports revenue on a net basis.

Ad serving, infrastructure and analytic, and seat fees are recorded when the service is provided. In cases of ad serving activity for which SpotX bills, collects, and remits on behalf of publishers (SXB), revenue is recorded net of the amounts remitted to publishers.

Revenue by source for the years ended December 31, 2020 and 2019 was as follows:

	December 31,	December 31,
	2020	2019
Programmatic	$44,486,074	$33,219,491
Managed Service	86,286,131	78,356,045
Ad Serving/SXB	33,758,100	20,664,740
Saas	4,347,000	3,083,940
Other	2,413,000	5,221,558

	$171,290,305	$140,545,774

Income Taxes

Income taxes are calculated on the basis of the tax laws enacted or substantively enacted at December 31, 2020 and 2019 in the countries where SpotX and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill, and deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is more-likely-than-not that future taxable profit will be available, against which the temporary differences can be utilized. The Company writes off all amounts for which future benefits are uncertain.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

The Company has evaluated its tax positions and determined that none are considered to be uncertain; therefore, no amounts have been recognized for uncertain tax positions as of December 31, 2020 and 2019. Interest and penalties associated with tax positions are recorded in the period assessed as operating expenses.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

Foreign Currency Translation

The functional currency of the Company is the U.S. dollar. The functional currency of the Company’s foreign operations, generally, is the respective local currency for each foreign subsidiary. Assets and liabilities of foreign operations denominated in local currencies are translated at the spot rate in effect at the applicable reporting date. The Company’s combined statement of operations are translated at the weighted average rate of exchange during the applicable period. The resulting unrealized cumulative translation adjustment is recorded as a component of other comprehensive income in stockholders’ equity.

Realized and unrealized transaction gains and losses generated by transactions denominated in a currency different from the functional currency of the applicable entity are recorded in the period in which they occur and are presented in foreign exchange (loss) gain in the statement of operations.

3.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets are summarized as follows:

	December 31, 2020	December 31, 2019
Prepaid expenses	$1,550,917	$1,756,471
Current income tax receivable	530	$647,499
Other current assets	543,202	$1,630,110

	$2,094,649	$4,034,080

4.	Property, plant, and equipment

Property, plant, and equipment, net, consist of the following:

Property, plant, and equipment	Useful life	Balance at 12/31/20	Balance at 12/31/19
Leasehold building improvements	7 years	$3,027,164	$3,154,802
Office equipment & furniture	7 years	656,780	661,508
Server equipment	5 years	1,501,604	864,668
Computer equipment	3 years	8,076,091	19,660,116

		13,261,639	24,341,094

Accumulated depreciation		(7,353,664)	(15,355,390)

Net—Property, plant, and equipment		$5,907,975	$8,985,704

Total depreciation expense for property, plant, and equipment for the year ended December 31, 2020 and 2019 was $4,162,684 and $6,291,950, respectively.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

5.	Software and intangible assets

Software and intangible assets, net, consist of the following:

Software and intangible assets	Useful life	Balance at 12/31/20	Balance at 12/31/19
Software development costs	3 years	$26,602,995	$18,102,758
Software assets in progress		7,726,248	3,818,372

		34,329,243	21,921,130

Amortization on intangible assets		(13,094,701)	(5,356,309)

Net—Software and intangible assets		$21,234,542	$16,564,821

Aggregate amortization expense for software and intangible assets in use for the year ended December 31, 2020 and 2019 was $7,927,200 and $4,273,237, respectively. Estimated amortization expense for software and intangible assets in use as of December 31, 2020 for the next three years is: $7,596,644, in 2021, $4,743,643, in 2022, and $1,168,007, in 2023.

6.	Right-of-use leases

Information as of and for the year ended December 31, 2020:

The Company entered into two non-cancellable capital leases for data center equipment, that expire over the next three years. The components of capital lease costs for the year ended December 31, 2020 are as follows. Amortization of right of use assets is presented in depreciation.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

December 31, 2020
Capital lease cost
Amortization of right of use assets	$485,584
Interest on lease liablities	37,010

Total Capital lease cost	$522,594

Amounts reported in the combined balance sheet as of December 31, 2020 was as follows:

December 31, 2020
Capital leases
Capital lease ROU assets	$2,285,124
Accumulated amortization of ROU assets	(485,584)

Total Capital lease assets	$1,799,540

Capital lease ROU liabilities, current	$(802,784)
Capital lease ROU liabilities, non-current	(1,056,643)

Total Capital lease liabilities	$(1,859,427)

Maturities of lease liabilities under non-cancellable capital leases as of December 31, 2020 were as follows:

December 31, 2020
Capital leases
2021	$897,378
2022	897,378
2023	270,536

Total undiscounted lease payments	2,065,292
Interest	(205,865)

Total ROU Liability	$1,859,427

The Company has several non-cancellable operating leases for office space, that expire over the next four years. The lease at the Company’s headquarters in Colorado expires in 2024 and contains a renewal option for five years. Because the Company is not reasonably certain to exercise this renewal option, the option is not considered in determining the lease term. The Company’s leases generally do not include termination options for either party to the lease. Payments due under the lease contracts include fixed payments. Office space leases that include variable payments include payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance.

The components of lease cost for the years ended December 31, 2020 and 2019 are presented in selling, general, and administrative expenses.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
Operating lease cost
Amortization of right of use assets	$1,547,803	$1,677,475
Interest on lease liablities	199,978	$261,229

Total operating lease cost	$1,747,781	$1,938,704

Amounts reported in the combined balance sheet as of December 31, 2020 and 2019 were as follows:

	December 31, 2020	December 31, 2019
Operating leases
Operating lease ROU assets	$4,870,600	$5,455,059
Accumulated amortization of ROU assets	(2,761,686)	(2,098,003)

Total operating lease assets	$2,108,914	$3,357,056

Operating lease ROU liabilities, current	$(1,543,731)	$(1,793,858)
Operating lease ROU liabilities, non-current	(2,438,590)	$(4,030,054)

Total operating lease liabilities	$(3,982,321)	$(5,823,912)

Maturities of lease liabilities under non-cancellable operating leases as of December 31, 2020 were as follows:

December 31, 2020
Operating leases
2021	1,686,273
2022	1,411,167
2023	852,060
2024	871,425

Total undiscounted lease payments	4,820,925
Interest	(838,604)

Total ROU Liability	$3,982,321

Other information related to leases as of December 31, 2020 and 2019 was as follows:

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

Supplemental cash flow information:	December 31, 2020	December 31, 2019
Weighted average remaining lease term:
Operating leases	3 years	4 years
Capital leases	2 years
Weighted average discount rate:
Operating leases	3.9%	3.9%
Capital leases	2.7%

Amounts disclosed for ROU assets obtained in exchange for lease obligations include amounts added to the carrying amount of ROU assets resulting from lease modifications and reassessments.

7.	Convertible loan

In July 2020, SpotX entered a commercial agreement with ServeMotion, Inc. (“Springserve”), a New York based advertising technology company and simultaneously purchased two convertible promissory notes for $2,000,000 and $75,000, respectively. The $2,000,000 note bears interest at a rate of 5% and all principal and accrued interest converts into equity at a 10% discount upon a qualified financing by Springserve, capped at a pre-money valuation of $15M or at the discretion of SpotX at a $15 million pre-money valuation. In connection with the commercial agreement and convertible promissory notes, SpotX received an option giving it the right to acquire all of the remaining shares of Springserve shares at an enterprise value of $33,100,000 prior to July 23, 2021. In the event the option is not exercised by SpotX prior to July 23, 2021, but SpotX has converted the $2,000,000 promissory note by July 23, 2021, then SpotX will retain an option giving it the right to acquire all of the remaining Springserve shares at an enterprise value of $40,000,000 prior to July 23, 2022, provided that Springserve has not previously entered into a binding agreement with another party for the sale of Springserve.

8.	Restricted Cash

At the year ended December 31, 2020, the Company has pledged $199,364 to Silicon Valley Bank (“SVB”) to support a standby letter of credit issued by SVB to the lessor of the Company’s New York office. At the year ended December 31, 2019, the Company had pledged $280,049 to Silicon Valley Bank (“SVB”) to support a standby letter of credit issued by SVB to the lessor of the Company’s New York and San Francisco offices.

Both amounts are presented as restricted cash on the combined balance sheet.

9.	Accrued payroll and other current liabilities

Accrued payroll and other current liabilities are summarized as follows:

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

	December 31,	December 31,
	2020	2019
Accrued wages & bonus	$5,574,548	$3,290,962
Accrued vacation	334,315	$164,574
Payroll taxes payable	2,606,511	$49,500
Other current liabilities	473,592	$386,323

	$8,988,966	$3,891,359

10.	Related Party

Accounts Receivable

As of December 31, 2020 and 2019, the Company had $4,811,482 and $6,843,742, respectively of trade receivables due from related parties under common ownership. All the aforementioned transactions are included in the current portion of the related party receivable on the accompanying combined balance sheet.

Accounts Payable

As of December 31, 2020 and 2019, the Company had $2,635,697 and $4,816,970, respectively of trade payables due to related parties under common ownership.

Payments to Parent Company

Costs incurred by Bertelsmann and RTL on behalf of the Company are allocated to the Company on a monthly or quarterly basis. The total cost allocated to the Company in the years ended December 31, 2020 and 2019 was $410,579 and $416,188, respectively.

Related Party Line of Credit and Deposit

In October 2019, SpotX Inc. contracted a $15,500,000 line-of-credit at a 1 month USD LIBOR +0.5% interest rate with RTL, $5,049,897 of which was drawn to finance the acquisition of SpotX UK. SpotX Inc. repaid this line-of-credit in December 2020. There is no outstanding loan as of December 31, 2020.

In January 2019 RTL and SpotX UK entered into an intercompany financing agreement; under this financing agreement, RTL provided SpotX UK a loan of $4,239,051 (GBP 3,180,527) at a 1 month GBP LIBOR +1.5% interest rate to help SpotX UK finance the acquisition of SpotX Australia, SpotX Singapore and SpotX Japan. In November 2019, RTL forgave $2,168,222 (GBP 1,626,800). As of December 31, 2019, the total loan was $2,070,829 (GBP 1,553,727). There is no outstanding loan as of December 31, 2020.

In March 2019, SpotX Japan contracted a $513,270 (JPY 56,103,833) line-of-credit at a one month JPY TIBOR +2% interest rate with RTL; the entire amount was drawn as of December 31, 2019. There is no outstanding loan as of December 31, 2020.

Financing Lease Receivable

During 2017, the Company entered into an agreement with VideoAmp, Inc. (“VideoAmp”), a related party. Under the agreement, the Company has purchased specified equipment to be delivered to and used by VideoAmp. The direct financing lease of the equipment commences on the date that the equipment is received by VideoAmp. The term of the arrangement is 36 months after each phase of the agreement, during which time VideoAmp makes monthly payments equal to 1/36 of the price of the purchased equipment plus interest. As of December 31, 2019, the net investment in the financing lease was $1,050,629 was included in the lease related party receivables on the accompanying combined balance sheet; the Company further charged $181,766 interest, which is reflected on the combined statement of operations and other comprehensive income in the interest expense line and other income from related party line, respectively.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

In 2020 VideoAmp paid the Company the full amount due for the finance lease. There is no outstanding financing lease as of December 31, 2020.

11.	Employee Benefit Plan

The Company has a retirement plan available to employees who meet the eligibility requirements. The total related expense presented in operating expense within the statement of operations for the years ended December 31, 2020 and 2019 was $1,339,991 and $958,319, respectively.

12.	Income Taxes

Income tax expense attributable to income from continuing operations consists of:

	December 31,	December 31,
	2020	2019
Current taxes	$5,058,166	$1,646,866
Deferred taxes	606,838	(410,964)

Total tax	$5,665,004	$1,235,902

A reconciliation of the actual income tax provision and the tax computed by applying the U.S. federal rate to the earnings before income taxes during the year ended December 31, 2020 and 2019 is as follows:

	December 31,	December 31,
	2020	2019
Statutory Rate Reconciliation
Pre-Tax Profit / (Loss)	$22,905,799	$4,802,910
Tax on income before taxes at statutory rate	4,810,218	1,008,611
State taxes, net of federal benefit	315,635	885,379
Meals & Entertainment	22,427	80,450
Vemba Impairment	—	525,000
R&D Credit	—	(977,946)
Deferred Adjustments	—	(292,585)
Other	69,071	—
Foreign tax differential	447,653	6,993

Total	$5,665,004	$1,235,902

Deferred income tax assets are recognized to the extent it is more likely than not that the related tax benefit will be realized through future taxable profits. All available R&D credits in 2019 have been utilized; there is no carryover. The utilization of the deferred tax assets is dependent on future taxable profits. The Company has concluded that current year pre-tax profits and recent and expected continued significant growth of the Company’s pre-tax profit provide evidence that future taxable profits will be sufficient to utilize the deferred tax assets prior to their expiration.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2020 and 2019 are presented as follows:

	December 31,	December 31,
	2020	2019
Deferred tax assets:
Vacation pay reserve	$32,739	$23,567
Bonus accrual	1,134,419	771,685
Incentive plan	—	798,611
Reserve for bad debts	102,448	169,572
Rent expense accrual	386,935	524,454
Right-of-use assets	1,175,327	1,702,819
Foreign tax asset	36,139	25,854
Other	355,358	22,934

Total gross deferred tax assets	$3,223,365	$4,039,496
Deferred tax liabilities:
Property, plant, and equipment, net	($3,681,084)	($3,942,908)
Right-of-use liabilities	(1,159,109)	(1,107,246)

Total gross deferred liabilities	($4,840,193)	($5,050,154)

Net deferred tax liability	$(1,616,828)	$(1,010,658)

13.	Investments Accounted for Using the Equity Method

SpotX invested $2,500,000 on May 23, 2017, to purchase 6,306,760 shares of Series A-1 Preferred Stock in Vemba Corporation, which constitutes 7.8% of ownership on a fully diluted basis. Vemba was a startup in the video syndication market with which SpotX had some business dealings. In June 2019, Vemba sold its assets to Frankly, a Canadian company in exchange for shares of common stock of that company. The net book value of those shares is marginal; as a result, SpotX fully impaired its Vemba investment in June 2019. Following Vemba’s Board of Directors resolution to dissolve the company on November 24, 2020, Vemba was liquidated and SpotX received $9,886 (CAD 13,142) from this liquidation on December 28, 2020.

14.	Other Long-Term Contracts and Contingencies

As of December 31, 2020 and 2019, the Company has other long-term contracts and commitments amounting to $12,112,625 and $7,395,325, respectively. Long-term contracts include mostly internet bandwidth services that are enforceable and legally binding and that specify all significant terms.

SpotX, Inc. and Subsidiaries

Notes to the Consolidated Financial Statement

As of and for the years ended December 31, 2020 and 2019

Maturities of long-term contracts as of December 31, 2020 are presented below:

December 31,
2020
Long-term contracts
2021	$5,976,367
2022	3,661,331
2023	1,506,927
2024	726,000
2025	242,000

Total long-term contracts	$12,112,625

15.	Management Incentive Plan

Effective January 1, 2020, SpotX established a Management Incentive Plan (“MIP”), in which select members of the Company’s management are included. Participants must generally be currently employed at the time of the MIP payout to be eligible for payment. The accrued incentive as of December 31, 2020 was $ 1,570,993. The $3,000,000 MIP accrual as of December 31, 2019 was covering the period 2017 to 2019 and fully paid out in March 2020.

16.	Subsequent Events

The Company has evaluated all subsequent events through the auditors’ report date, which is the date the consolidated financial statements were available for issuance.

On February 5, 2021, RTL announced it had signed a definitive agreement for the sale of SpotX to Magnite, Inc. a sell-side advertising platform company, based in Los Angeles. The transaction is subject to receipt of regulatory approvals and is expected to close during the second quarter of 2021.